UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 18, 2016

Zoned Properties, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-51640	46-5198242
(Commission File Number)	(IRS Employer Identification No.)

14300 N. Northsight Blvd., #208 Scottsdale, AZ	85260
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s telephone number, including area code): 407-257-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

As disclosed by Zoned Properties, Inc. (the “Company”) in its current report on Form 8-K filed with the Securities and Exchange Commission on March 17, 2016, the Company entered into a binding letter of intent (the “Catalina Partners LOI”) on March 15, 2016 with Catalina Partners III LLC and Catalina Hills Botanical Care, Inc. pursuant to which the parties agreed to the material terms of a lease agreement to be entered into by the parties. The Catalina Partners LOI and execution of the lease agreement were subject to certain contingencies, including acquisition by the Company of written approval of all due diligence and underwriting matters required by the Company and/or the Company’s lender, that the Company must have obtained commercially reasonable financing for the development of the premises and the construction of certain improvements, acquisition of necessary zoning and land use entitlements, and Catalina Partners’ obtaining necessary government approval to operate the premises as a medical marijuana cultivation and production facility (collectively, the “Contingencies”). The parties also agreed that in the event the Contingencies were not mutually satisfied on or before the date that is 90 days after execution of the Catalina Partners LOI, the Catalina Partners LOI would terminate. Because the 90-day period expired on June 18, 2016 and all of the Contingencies were not satisfied, the Catalina Partners LOI terminated effective June 18, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZONED PROPERTIES, INC.

Dated: June 22, 2016	/s/ Bryan McLaren
Bryan McLaren
Chief Executive Officer

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